Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

MASTER CUSTODY SERVICE AGREEMENT

Anchorage Contact	Client Contact
Name: Matthew Zablotny	Name: Ed McGee
Email: matthew.zablotny@anchorlabs.com	Email: ed@grayscale.com; cc: legal@grayscale.com

This MASTER CUSTODY SERVICE AGREEMENT (“Agreement”) is made and entered into as of the Effective Date provided herein, by and between Anchorage Digital Bank N.A. (“Anchorage”), and each Client as provided herein (each a “Client”) (collectively, Anchorage and Client, each a “Party” and collectively, the “Parties”). Each Client, acting through Grayscale Investment Sponsors, LLC, the Sponsor of each investment vehicle (the “Sponsorˮ), severally and not jointly enters into this Agreement with Anchorage. This Agreement shall constitute separate agreements, each between a single Client and Anchorage, as if such Client had executed a separate Agreement naming only itself as the Client, and no Client shall have any liability for the obligations of any other Client. Any reference to "Agreement" shall be construed to refer to the respective Agreement between a Client and Anchorage.

The Agreement consists of the terms in the below Order Form and the following Standard Terms and Conditions attached herein.

ORDER FORM

1. Effective Date:
2. Initial Term:	[***]
3. Renewal Term:	[***]

4. Client(s). Each “Client” listed herein is subject to the Agreement as if this Agreement were between such individual Client and Anchorage, except specifically the Fees will be calculated on an aggregated basis, including the sum of all Clients’ Assets Under Custody.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

[***] Grayscale Bitcoin Trust ETF Grayscale Ethereum Trust ETF

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

5.
FEES

[***]

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

6.
Address for Notices:

To Client(s): Invoice Email: ap@grayscale.com

Notice Email:

legal@grayscale.com; operations@grayscale.com

290 Harbor Drive

Stamford, Connecticut 06902 United States

WITH A MANDATORY COPY OF ALL LEGAL NOTICES TO:

legal@grayscale.com

To Anchorage: legal@anchorage.com AND

custodyexecutive@anchorage.com

Anchorage Digital Bank N.A. 101 S. Reid Street, Suite 329 Sioux Falls, South Dakota 57103

IN CONSIDERATION AND WITNESS WHEREOF, Anchorage and Client, by their duly authorized representatives, hereby execute this Agreement as of the Effective Date.

ANCHORAGE DIGITAL BANK N.A.	ON BEHALF OF EACH CLIENT HEREIN
By: Anchorage Digital Bank N.A.	By: Grayscale Investments Sponsors, LLC, for itself and as Sponsor of the Clients listed in Section 4 of this Order Form, and any other Clients it sponsors from time to time.
Name: Rachel Anderika	Name: Edward McGee
Title: Chief Operating Officer	Title: Chief Financial Officer
Date: August 8, 2025	Date: August 8, 2025

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

AFFILIATED BUSINESS DISCLOSURE AND CONFLICT OF INTEREST WAIVER

Anchorage Digital Bank N.A. is affiliated with Anchor Labs, Inc., Anchorage Hold LLC, and Anchorage Lending CA, LLC (each an “Anchorage Affiliate”), through common ownership and management. In particular, Anchor Labs, Inc. provides certain administrative, technology, marketing, and other support services for custodial accounts on behalf of Anchorage Digital Bank. Because the two companies are under common ownership and management, the owners of Anchor Labs, Inc. will receive an indirect benefit from any fees you pay to Anchorage Digital Bank. In addition, Anchorage Digital Bank and Anchorage Affiliates may also refer clients to each other for the performance of services offered by such companies. Your use of services of Anchorage Digital Bank may result in benefits from such referral to the other companies by virtue of the companies’ common ownership and management.

ACKNOWLEDGEMENT

I, duly authorized and on behalf of each Client as set forth in the Order Form, have read this disclosure form, and I acknowledge and understand that Anchorage Digital Bank and Anchorage Affiliates are under common ownership and control. I further acknowledge and understand that by retaining Anchorage Digital Bank, I am providing an indirect financial benefit to the owners of Anchorage Affiliates. Understanding the common ownership and control of the companies, I agree to utilize the services of Anchorage Digital Bank freely.

I also understand and agree that referrals for services among Anchorage Digital Bank and Anchorage Affiliates may result in the owners of the referring company receiving an indirect financial benefit from the services provided.

ON BEHALF OF EACH CLIENT HEREIN:

By: Grayscale Investments Sponsors, LLC, for itself and as Sponsor of the Clients listed in Section 4 of this Order Form, and any other Clients it sponsors from time to time.

Name: Edward McGee
Title: Chief Financial Officer
Date: August 8, 2025

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

ANCHORAGE DIGITAL BANK STANDARD TERMS AND CONDITIONS

Capitalized terms not defined in the Order Form, body of these Terms and Conditions, or supporting Schedules are defined in Schedule A (Definitions).

1.
Anchorage Appointment and Provision of the Services.

1.1.
Appointment. Client appoints Anchorage to provide the Services, including acting as custodian of Client Digital Assets pursuant to this Agreement, and Anchorage hereby accepts such appointment. Anchorage is, and shall remain at all times during the Term of this Agreement, a qualified custodian as defined under Investment Advisers Act of 1940 as amended. Anchorage shall at all times use best efforts to provide the Services.

1.2.
Provision of the Services.

(a)
Subject to (i) Client’s successful completion of the account acceptance process as provided in Section 2.1, and (ii) provided that Client is in compliance with this Agreement, during the Term, Anchorage will provide the Services to Client.

(b)
Anchorage will reasonably determine the requirements for any Direction, including Authenticated Instructions, and whether such requirements have been satisfied as to any Direction, at all times subject to this Agreement. Anchorage shall not act on a direction or instruction which is not an Authenticated Instruction. Subject to the terms of, and provided Anchorage complies with its obligations under, this Agreement, Anchorage is entitled to rely upon a Direction in all respects. Client acknowledges that (i) Anchorage’s acceptance of Directions related to Client’s deposit and withdrawal of assets is based on the parameters of Authenticated Instructions and in accordance with Anchorage’s Services requirements; (ii) Anchorage has no duty to inquire into or investigate the legality, validity, or accuracy of any information, data, or instructions related to a Direction, unless Anchorage has constructive or actual knowledge that the person originating the Direction does not have the authority to bind the Client; and (iii) except as required by Law, Anchorage shall run applicable checks such as sanctions screening.

(c)
The Services are available only in connection with those Digital Assets and protocols that Anchorage, in its sole discretion, supports. The type and scope of Services that Anchorage supports for each Digital Asset, and applicable Fees for such Services, may differ. Under no circumstances should Client attempt to use the Services to store, send, request, or receive Digital Assets and protocols that Anchorage does not support. Anchorage assumes no responsibility in connection with any attempt to use any Account or Vault with Digital Assets that Anchorage does not support, and any such unsupported Digital Assets deposited to or received in any Account or Vault are subject to forfeiture and loss. The Digital Assets that Anchorage supports may change

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

from time to time, based on Anchorage's sole and absolute discretion. Anchorage will notify Client in writing in advance if it ceases to support a particular Digital Asset for which Anchorage has provided Services to Client. In the case of bitcoin and ether, Anchorage shall provide Client with one hundred and eighty (180) days’ written notice before ceasing to support custody services for bitcoin and ether, unless Anchorage is required to cease such support by court order, statute, law, rule (including a self- regulatory organization rule), regulation, code, or other similar requirement, in which case written notice shall be provided promptly upon Anchorage determining it will not be able to support custody services for bitcoin and ether.

(d)
Client acknowledges that Anchorage will not monitor Digital Assets for actions taken by the issuer of such Digital Asset, if any. Such actions may include an issuer instruction requiring the holder of a Digital Asset to transfer it to a certain location. For the avoidance of doubt, Client is solely responsible for satisfying or responding to any such actions of an issuer.

(e)
Anchorage shall only follow the Directions from Client. Anchorage is released and held harmless by Client for following the Directions from the Client.

(f)
[Reserved]

(g)
From time to time, Anchorage may, in its sole discretion, offer Client additional optional services involving settlement services (“Optional Settlement Services”). Client may elect to accept Optional Settlement Services by signing the Settlement Services Addendum attached to this Agreement, or by accepting such services in the Anchorage Platform if offered therein. In the event Client accepts Optional Settlement Services, Client agrees to comply with all terms and conditions set forth under the Settlement Services Addendum. For the avoidance of doubt, by entering this Agreement, the Client has not elected to accept Optional Settlement Services from Anchorage.

(h)
Anchorage agrees that Anchorage is solely responsible for any gas or network fees necessary for the transfer of Digital Assets in connection with Client’s Direction as set forth in this Agreement (including its obligation to settle any Transactions) as it relates to trust or exchange-traded funds services. However, for any additional new entities added under this Agreement, Anchorage reserves the right to evaluate the applicable gas or network fees and shall notify the Client immediately.

(i)
Vesting Schedules. By custodying Digital Assets from validators, protocols, or token issuers (each a “Token Issuer”) with a Vesting Schedule (“Restricted Assets”) with Anchorage, Client agrees that Restricted Assets may be subject to the applicable Vesting Schedule imposed by the applicable Token Issuer. Anchorage may, as required by Token Issuer, act in accordance with and comply on a best efforts basis with the applicable Vesting Schedule, such that all Restricted Assets deposited in Client Account or Vault shall remain restricted from withdrawal by Client in accordance with the

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

applicable Vesting Schedule provided by the Token Issuer, and as instructed by the Token Issuer to Anchorage. Accordingly, Client acknowledges and agrees that Client may not be able to withdraw any Restricted Assets from Client Account or Vault until such assets have vested pursuant to the applicable Vesting Schedule as provided by Token Issuer, and in the case of any conflict between Client Directions regarding Restricted Assets and the applicable Vesting Schedule, Anchorage is hereby authorized by Client to act in accordance with the Vesting Schedule.

(j)
Token Issuer Risks. Client acknowledges and agrees that Anchorage is not responsible for decisions made by any Token Issuer, or for any changes to any Vesting Schedule made by the Token Issuer once Client’s Restricted Assets are deposited with Anchorage, and Client acknowledges and accepts any risks associated with decisions made by Token Issuer, which are outside of Anchorage’s control. If Client causes Anchorage to follow any Client Directions that would result in any of the Client Account(s) being in violation of any applicable Vesting Schedule, Client agrees to indemnify and hold Anchorage harmless against any Claims by the Token Issuer.

(k)
Anchorage shall only follow the Directions from Client. Anchorage is released and held harmless by Client for following the Directions from the Client.

(l)
Pursuant to Section 2.4 of this Agreement, the third-party staking providers referenced in relevant On-Chain Services do not take custody of the Client’s private keys, which are held by Anchorage at all times.

1.3.
Storage of Digital Assets. Anchorage will receive Digital Assets for storage by generating Private Keys and their Public Key pairs, with Anchorage retaining custody of such Private Keys. Upon receipt, Anchorage will at all times use best efforts to custody the Digital Assets in Client’s name or Accounts established for the benefit of the Client, unless otherwise specified in (a) an applicable Client Service Provider Agreement, or (b) instructions provided by a Client Service Provider or a Control Party pursuant thereto. Anchorage shall be deemed to have received a Digital Asset after the Digital Asset’s receipt has been confirmed on the relevant Blockchain or otherwise ledgered to Anchorage’s satisfaction. The hardware security module utilized by Anchorage is located in the United States. Upon Client’s written request, Anchorage shall provide confirmation that the hardware security module still remains in the United States. Digital Assets in Client’s Account shall (i) be segregated at a unique blockchain address or addresses on the relevant Blockchain (e.g., in the case of bitcoin, the Blockchain associated with the Bitcoin network) from the assets held by Anchorage as principal and the assets of other customers of Anchorage and any other person, (ii) not be treated as general assets of Anchorage, and Anchorage shall have no right, title or interest in such Digital Assets, (iii) Anchorage serves as a fiduciary and custodian on Client’s behalf, and the Digital Assets in Client’s Account are considered fiduciary assets that remain Client’s property at all times. Digital Assets shall be held in Client’s Account in accordance with the terms of this Agreement and shall not be commingled with other

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

customers', Anchorage's, or any other person's Digital Assets. Client's Account(s) and all Digital Assets in the Client's Account shall be held by Anchorage at all times.

1.4.
Accounting for Digital Assets. At all times, Client owns Digital Assets and fiat currency (if applicable) held by Anchorage on behalf of Client under this Agreement. Client Digital Assets and fiat currency shall be kept separate from the assets of Anchorage and shall not be reflected on Anchorage’s balance sheet as assets of Anchorage. Anchorage will record on its books and records all Digital Assets and fiat currency (if applicable) received by it for the Account and will segregate Digital Assets from those of any other person or entity. Anchorage will provide Client with access to the Technology Platform for transaction records and holdings and will provide Client daily statements that show balances and transaction records of Client Digital Assets. Upon commercially reasonable notice to Anchorage, Anchorage will provide Client copies of the books and records pertaining to the Client that are in the possession or under the control of Anchorage. The books and records maintained by Anchorage will, to the extent applicable, be prepared and maintained in all material respects as required by applicable Laws, and shall separately identify Client's Digital Assets at all times such that in an insolvency of Anchorage, the receiver or other administrator appointed in respect of Anchorage would be able to identify and trace Client's Digital Assets separately from the assets of Anchorage's own assets and those of all other persons. Upon request from Client in writing, Anchorage shall reasonably cooperate with Client’s authorized independent public accountant, and provide Client’s authorized independent public accountant confirmation of and access to information sufficient to confirm (i) Client’s Digital Assets and fiat currency as of such date as such accountant may specify, and (ii) Client’s Digital Assets are held in a separate account under Client’s name, and (iii) such other information as Client's authorized independent public accountant may reasonably request in connection with any audit or examination of Client.

1.5.
Authority to Assign or Pledge. Client’s Digital Assets and fiat currency shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of Anchorage or any of its Affiliates or of any creditor of any of them, and Anchorage shall not have the independent right or authority to assign, hypothecate, pledge, encumber or otherwise dispose of any Client Digital Assets or fiat currency. The Digital Assets in the Account and the fiat currency in the Deposit Account, as defined in Section 2.7, are not general assets of Anchorage or of any of its Affiliates and are not available to satisfy claims of any creditors of Anchorage or of any of its Affiliates.

1.6.
Application of UCC. Client Digital Assets in the Account and ﬁat currency will be treated as “ﬁnancial assets” under Article 8 of the New York Uniform Commercial Code (“Article 8”). Anchorage is a “securities intermediary,” the Account is a “securities account,” and Client is an “entitlement holder” under Article 8. This Agreement sets forth how Anchorage will satisfy its Article 8 duties. Treating Client assets in the Account as ﬁnancial assets under Article 8 does not

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

determine the characterization or treatment of the cash and digital assets of Client under any other law or rule. New York will be the securities intermediary’s jurisdiction with respect to Anchorage for purposes of Article 8, and New York law will govern all issues addressed in Article 2(1) of the Hague Securities Convention. Anchorage will credit the Client with any payments or distributions on any Client assets it holds for Client’s Account. Anchorage will comply with Client’s Directions with respect to Client assets in Client’s Account, subject to the terms of this Agreement. Anchorage is obligated by Article 8 to maintain suﬃcient digital assets to satisfy all entitlements of customers of Anchorage, respectively, to the same digital assets. Anchorage shall not grant any person or entity a lien, security interest, encumbrance, mortgage, pledge, or adverse claim or interest of any kind in the digital assets in the Client's Account. Digital assets in Client’s Account are custodial assets. Under Article 8, the digital assets in the Client’s Account are not general assets of Anchorage, and are not available to satisfy claims of creditors of Anchorage or any of its Aﬃliates. Anchorage will comply at all times with the duties of a securities intermediary under Article 8, including but not limited to those set forth at UCC sections 8-504(a), 8-505(a), 8-506(a), 8-507 and 8-508.

1.7.
Rights of Use; Limits on Use. Subject to the terms of this Agreement, including compliance with Schedule B (Technical and Equipment Specifications) and Client’s confidentiality obligations under Section 8, Anchorage hereby grants to Client a non-sublicensable, non- exclusive, worldwide right during the Term to access the Technology Platform. The foregoing rights grant extends to access and use by Authorized Persons, and for the Anchorage API only, to Third Parties authorized by Client, subject to Section 2.3(b). Client will not, and will not permit Authorized Persons or Third Parties to: (i) directly or indirectly copy, disseminate, display, distribute, publish, sell, or otherwise use or disclose any part of the Technology Platform, or create any works or other materials based on or derived from any part of the Technology Platform; (ii) reverse engineer, decompile, or disassemble the software used in the Technology Platform; (iii) sell, rent, lease, or license Client’s right to use the Technology Platform except as may be set out under this Agreement; or (iv) use the Technology Platform or Services in any other way not expressly authorized by this Agreement. Client will be responsible for all acts and omissions of Authorized Persons in connection with or relating to this Agreement.

1.8.
Support and Maintenance. Subject to applicable Law, as part of the Services and at no additional cost to Client, Anchorage will (i) make available the Technology Platform, and (ii) provide other Support Services as described in this Agreement.

1.9.
Business Continuity Policy. Anchorage shall maintain and follow a business continuity policy applicable to Anchorage’s performance of Services. This plan is reviewed annually, and can be updated if deemed necessary by Anchorage in its sole discretion

1.10.
Forks, Airdrops.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

(a)
Should a Fork occur, subject to Section 1.10(b): (i) Anchorage retains the right, in its sole discretion, to determine whether or not to support (or cease supporting) either Forked Network; (ii) in connection with determining to support a Forked Network, Anchorage may suspend certain operations, in whole or in part (with or without advance notice), for however long Anchorage deems necessary, in order to take the necessary steps, as determined in its sole discretion, to perform obligations hereunder with respect to supporting a Forked Network; (iii) Client hereby agrees that Anchorage shall determine, in its sole discretion, whether to support such Forked Network and that Client shall have no right or claim against Anchorage related to value represented by any change in the value of any Digital Asset (whether on a Forked Network or otherwise), including with respect to any period of time during which Anchorage exercises its rights described herein with respect to Forks and Forked Networks; (iv) Anchorage will use commercially reasonable efforts to timely select, in its sole discretion, at least one (1) of the Forked Networks to support and will identify such selection in a written notice.
(1)
With respect to a Forked Network that Anchorage chooses not to support, it may, in its sole discretion, elect to (x) abandon or otherwise not pursue obtaining the Digital Assets from that Forked Network, or (y) if Client provides written consent to take delivery of such Digital Assets from the Forked Network, deliver the Digital Assets from that Forked Network to Client within a time period as determined by Anchorage in its sole discretion, together with any credentials, keys, or other information sufficient to gain control over such Digital Assets (subject to the withholding and retention by Anchorage of any amount reasonably necessary, as determined in Anchorage’s sole discretion, to fairly compensate Anchorage for the efforts expended to obtain and deliver such Digital Assets to Client).
(2)
With respect to Forked Networks that Anchorage chooses to support, Client may be responsible for the fees for such support (to be negotiated), and Client acknowledges and agrees that Anchorage assumes no responsibility with respect to any Forked Network and related Digital Assets that it chooses not to support.

(b)
Prospective Abandonment. Client will abandon irrevocably for no direct or indirect consideration (each such abandonment, a “Prospective Abandonment”), effective immediately prior to any time at which Client creates shares or units (each such time, a “Creation Time”) or redeems shares or units (each such time, a “Redemption Time”), all Incidental Assets of Client, provided that a Prospective Abandonment immediately prior to any Creation Time or Redemption Time will not apply to any Incidental Asset if: (i) Client has taken an Affirmative Action to acquire or abandon such Incidental Asset at any time prior to such Creation Time or Redemption Time; or (ii) such Incidental Asset has been subject to a previous Prospective Abandonment. Anchorage acknowledges that, as a consequence of a Prospective Abandonment or Affirmative Action to abandon Incidental Assets, Client will have no right to receive any Incidental Asset that is subject to such Prospective Abandonment or abandoned

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

via Affirmative Action, and Anchorage will have no authority, pursuant to this Agreement or otherwise, to exercise, obtain or hold, as the case may be, any such Incidental Asset on behalf of Client, nor may Anchorage ultimately take control of such Incidental Asset for its own economic benefit. Client represents that it will take no action at any time that is inconsistent with a Prospective Abandonment or abandonment through Affirmative Action and, without limiting the generality of the foregoing, that it will not accept any future delivery of any abandoned Incidental Asset, that it will not accept any payment from any person in respect of any abandoned Incidental Asset and that it will not represent to any person or in any context that it has any remaining rights with respect to any abandoned Incidental Asset.

For the avoidance of doubt, if Anchorage does not support an Incidental Asset, such Digital Assets shall be abandoned and forfeited pursuant to this section of the Agreement.

(c)
In the event that an announcement of a Fork in a digital asset is to occur, and subject to the provisions set forth in Section 1.10(b), upon a written notice by either Party, Parties agree to enter into a good faith discussion about which Fork can be supported by Anchorage and Anchorage will support at least one branch of such Fork, unless expressly prohibited by Law or Anchorage's US prudential regulator. Notwithstanding anything to the contrary herein, Anchorage agrees to provide advance written notice to the Client announcing which Forked Network Anchorage intends to support for a digital asset, promptly upon becoming aware of such a potential suspension, and to use commercially reasonable efforts to give Client a reasonable opportunity to withdraw Client's Digital Assets following such announcement.

(d)
Client acknowledges that Digital Asset values can fluctuate substantially which may result in a total loss of the value of Digital Assets. The supply of Digital Assets available as a result of a Forked Network and Anchorage’s ability to deliver Digital Assets resulting from a Forked Network may depend on circumstances or Third Party providers that are outside of Anchorage’s control. Anchorage does not own or control any of the protocols that are used in connection with Digital Assets and their related Digital Asset networks, including those resulting from a Forked Network. Accordingly, Anchorage disclaims all liability relating to Forked Network and any change in the value of any Digital Assets (whether on a Forked Network or otherwise), and makes no guarantees regarding the security, functionality, or availability of such protocols or Digital Asset networks. Client accepts all risks associated with the use of Anchorage’s services to conduct transactions, including, but not limited to, in connection with the failure of hardware, software, and internet connections.

1.11.
Digital Asset Screening. Any movement of Digital Assets into, or from, a Client’s Account at Anchorage will be subject to a screening requirements for compliance purposes as it relates to, but not limited to anti-money laundering, sanctions Law, counter-terrorist

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

financing, and other legal obligations. In the event such screening results in a Digital Asset transaction being suspected or determined to be in violation of the screening requirements set forth by Anchorage, such Digital Assets shall be locked in the Client’s Account and Anchorage shall promptly notify the Client of such event. The Client acknowledges and agrees that Anchorage shall not be held responsible for any damages, liabilities, or loss that may result from the screening.

1.12.
Generally. Notwithstanding any federal, state, or local Law to the contrary regarding any common law or contractual duty, Client agrees that Anchorage will perform only such duties as are expressly set forth herein as Services, and no additional duties or obligations shall be implied. Anchorage has the authority to do all acts that Anchorage reasonably determines are necessary, proper, or convenient for it to perform its obligations under this Agreement and shall have no obligation to perform acts which it reasonably believes do not comply with applicable Laws. In providing the Services, Anchorage has no duty to inquire as to the provisions of or application of any agreement or document other than this Agreement, notwithstanding its receipt of such agreement or document.

2.
Client Responsibilities and Acknowledgements.

2.1.
Account Acceptance; Authorized Person Designations.
(a)
Services will be provided only after Client’s successful completion of the account acceptance process, including but not limited to the onboarding process in Section 2.3(a), as determined in Anchorage’s sole discretion. Anchorage may terminate this Agreement upon fourteen (14) days’ prior written notice to the Client due to Client’s failure to complete the onboarding process with Anchorage. To complete the acceptance process, Client shall provide Anchorage with information and documents, which include but are not limited to, information necessary for Anchorage’s compliance with the Bank Secrecy Act (“BSA”), and all Laws and regulations relating to anti-money laundering (“AML”), Know-Your-Customer (“KYC”), counter-terrorist financing, sanctions screening requirements, or any other legal obligations, in each case, as determined by Anchorage in its sole discretion. Upon acceptance of Client by Anchorage, Client shall nominate and manage Authorized Persons;
(b)
In order to be approved as an Authorized Person, nominated persons must agree to data collection permissions and related policies provided in the Anchorage application and Technology Platform, including privacy policies and other terms, which may be amended from time to time. A copy of the then-current versions of such privacy policies and other terms will be provided at the written request of Client. Client is solely responsible for the actions or inactions of all Authorized Persons at all times, though Anchorage shall comply with its obligations under this Agreement, including the standard of care specified in Section 10 hereof. With respect to Client’s primary custody Account, Client will initially nominate three (3) or more individuals as Authorized Persons prior to initiation of Client on-boarding by Anchorage, and a

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

minimum of two (2) of three (3) Authorized Persons must approve an Authenticated Instruction. Anchorage reserves the right in its reasonable sole discretion to change the minimum number of Authorized Persons to be designated or which are required to approve a Direction.
(c)
Subsequent to the approval and on- boarding of initial Authorized Persons, Client may nominate additional Authorized Persons or revoke an Authorized Person’s status, each through a Direction to be approved by a Quorum.

2.2.
Acceptable Devices. Unless expressly agreed upon otherwise, Client shall maintain a separate Acceptable Device for each Authorized Person. The Acceptable Device must have Internet accessibility and meet other technical specifications prescribed by Anchorage in Schedule B.

2.3.
Authorized Persons; Anchorage API.
(a)
Each person nominated by Client as an Authorized Person must be confirmed by Anchorage as an Authorized Person. Authorized Persons may be required to successfully complete the onboarding process and training, which may include (i) installing the Anchorage application onto the person’s Acceptable Device; and (ii) training on the Services regarding the creation of Directions or joining a Quorum. Upon completion of Anchorage’s onboarding process and any training, to Anchorage’s satisfaction in its sole discretion, the nominated person will be designated by Anchorage as one of Client’s Authorized Persons and their device designated by Anchorage as an Acceptable Device, such that they may create Directions or join a Quorum.

(b)
As part of the Services, Anchorage may provide Client with access to the Anchorage API, through which Client may permit Third Party access to the Account(s) or Technology Platform. Anchorage shall follow any Directions submitted via the Anchorage API, including Directions for withdrawals and external transfers of Client’s Digital Assets, as though such Directions were submitted from and by Client and without additional authentication, unless otherwise specified in this Agreement. Authorized Persons may generate API keys and assign roles to a Third Party, including without limitation, a Third Party application, subject to their compliance with the Anchorage API’s Documentation, and applicable Law. Client and all Authorized Persons shall use industry best practices to safeguard any generated Anchorage API keys. Client shall be responsible for all Third Party access to the Account(s) and Directions submitted via the Anchorage API, and Anchorage shall not be liable for following any instructions submitted via an Anchorage API key unless Anchorage’s fraud, negligence, or willful misconduct caused unauthorized access to or possession of such key.

2.4.
On-Chain Services. From time to time, Anchorage may, in its sole discretion, offer Client additional optional services involving on-chain transactions (other than deposits and

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

withdrawals included in Anchorage’s basic custody service), which may include staking, voting, vesting, signaling, and other activities requiring interaction with the applicable blockchain (“On-Chain Services”).

(a)
Offer and Acceptance of On-Chain Services. Anchorage may offer On-Chain Services by sending the offer in writing to the Client. The option to elect such services in the Anchorage application to Authorized Persons of Client. Any offer for On-Chain Services will include the following terms:
i)
a basic description of the On-Chain Service;
ii)
a disclosure of the material risks of the On-Chain Service;
iii)
a description of any associated fees;
iv)
any other key terms of the On-Chain Service, as applicable (for example, Anchorage will disclose if Digital Assets must be locked for a minimum period and would not be immediately accessible to Client); and
v)
an option to expressly agree to the On-Chain Service.

A Client may accept an On-Chain Service only in writing.

(b)
Cancellation of On-Chain Services.
i)
Any Authorized Person may cancel an On-Chain Service at any time; provided, however, that in cases where Digital Assets are locked up for a certain period pursuant to the blockchain protocol, Anchorage will release locked Digital Assets when and as permitted by the applicable blockchain protocol. If Client desires to cancel an On-Chain service, Client may do so through the Anchorage application.
ii)
Anchorage may discontinue an On-Chain Service at any time without notice for any reason. If Anchorage decides to discontinue an On-Chain Service, Anchorage will endeavor to provide as much notice to Client as reasonably possible, however Anchorage shall not be liable for any loss of rewards, slashing, penalty, or additional fees that may be incurred by the Client on the blockchain protocol.

2.5.
Legal Compliance. Notwithstanding any other provision in this Agreement, Client agrees at all times to: (i) fully satisfy Anchorage’s information requests and other requirements, including but not limited to those relating to Authorized Persons or Digital Assets; (ii) fully comply with all applicable Laws, including the BSA and all other Laws and regulations related to AML, KYC, counter-terrorist financing, sanctions screening requirements, or other legal obligations; (iii) notify Anchorage as promptly as reasonable practicable if Client becomes a target of any BSA or Digital Asset related action, investigation or prosecution; (iv) notify as promptly as reasonable practicable Anchorage of any changes in jurisdiction or material ownership; and (v) provide Anchorage full cooperation in connection with any inquiry or investigation made or conducted by the U.S. Office of the Comptroller of the Currency (“OCC”). Anchorage may not, at its sole discretion, provide the Services if Client or Authorized Persons fail to comply with the foregoing to Anchorage’s reasonable satisfaction. Client agrees to notify Anchorage promptly if it

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

becomes aware of any suspicious activity or pattern of activity, or any activity which upon investigation may be a suspicious activity or pattern of activity under applicable Laws.
Notwithstanding any other provision in this Agreement, Anchorage agrees at all times to (i) fully satisfy Client's information requests and other requirements, including but not limited to those relating to Authorized Persons or Digital Assets, or any such request from Client's accountants or auditors; (ii) fully comply with all applicable Laws, including the BSA and all other Laws and regulations related to AML, KYC, counter-terrorist financing, sanctions screening requirements, or other legal obligations; (iii) notify Client if Anchorage becomes a target of any BSA or Digital Asset related action, investigation or prosecution; (iv) notify Client of any changes in jurisdiction or material ownership; and (v) provide Client full cooperation in connection with any inquiry or investigation made or conducted by any federal or state regulator. Anchorage agrees to immediately notify Client if it becomes aware of any suspicious activity or pattern of activity, or any activity which upon investigation may be a suspicious activity or pattern of activity under applicable Laws, involving Client's Account.

2.6.
Acknowledgements. Client acknowledges that:

(a)
Client is an “Entitlement Holder” in a “Financial Asset,” as defined by, and for purposes of, the UCC;

(b)
Anchorage does not provide investment advice or exercise investment discretion. Client is capable of evaluating transaction and investment risks independently, both in general and with regard to all transactions and investment strategies. Client is solely responsible for, and Anchorage has no involvement in, determining whether any Digital Asset transaction (whether an investment or otherwise), investment strategy, or related transaction is appropriate for Client;

(c)
Anchorage has no control over the Blockchains and markets in which Digital Assets are purchased and traded, and such may be subject to technology flaws, manipulations, hacks, double spending, “51%” attacks, other attacks, and operational limitations;

(d)
Anchorage does not control and makes no guarantee as to the functionality of any Blockchain’s decentralized governance, which could, among other things, lead to delays, conflicts of interest, or operational decisions that may impact Client or its Digital Assets;

(e)
Advancements in cryptography could render current cryptography algorithms utilized by a Blockchain supporting a specific Digital Asset inoperative;

(f)
The price and liquidity of Digital Assets has been subject to large fluctuations in the past and may be subject to large fluctuations in the future;

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

(g)
Digital Asset deposits into Client’s Accounts may not be considered “deposits,” as that term may be used under the applicable Laws, rules, or regulations in Client’s jurisdiction;

(h)
Digital Assets in Client’s Accounts are not subject to deposit insurance protection of the Federal Deposit Insurance Corporation (“FDIC”) and may not be subject to the protection afforded customers under the Securities Investor Protection Act of 1970, as amended;

(i)
Digital Assets are not legal tender and are not backed by any government;

(j)
Legislative and regulatory changes or actions at the state, federal, or international level may adversely affect the use, transfer, exchange, and value of Digital Assets;

(k)
Transactions in Digital Assets may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions may not be recoverable;

(l)
Some Digital Asset transactions shall be deemed to be made when recorded on a public ledger, which is not necessarily the date or time that transaction was initiated;

(m)
The value of Digital Assets may be derived from the continued willingness of market participants to exchange fiat currency or Digital Assets for Digital Assets, which may result in the potential for permanent and total loss of value of a particular Digital Asset should the market for that Digital Asset disappear;

(n)
There is no assurance that a person who accepts a Digital Assets as payment today will continue to do so in the future;

(o)
Due to the volatility and unpredictability of the price of Digital Assets relative to fiat currency trading and owning Digital Assets may result in significant loss over a short period of time;

(p)
The nature of Digital Assets may lead to an increased risk of fraud or cyber-attack;

(q)
Any bond, insurance or trust account maintained by Anchorage for the benefit of its customers may not be sufficient to cover all losses incurred by Client; and

(r)
The Fees and any other payments or compensation otherwise agreed to by Anchorage and Client represent reasonable compensation for Anchorage’s Services and expenses.

2.7.
Fiat Currency Instructions and Acknowledgements; Undirected Cash Disclosures.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Anchorage may, in its sole discretion, offer Fiat Services to Client. If Anchorage offers Fiat Services, and Client accepts Fiat Services, Client shall be subject to the requirements, policies and procedures of any Fiat Institution (as defined below), as applicable, and Anchorage will, acting as Client’s agent:

(a)
Deposit all cash deposited by Client with Anchorage, for which the Client has not already provided transfer instructions, into deposit accounts at FDIC-insured, regulated depository institutions selected by Anchorage (each, a “Fiat Institution”), which accounts will be held for the benefit of (FBO) Anchorage clients (“Deposit Accounts”). Deposit Accounts will be non-interest-bearing and may be segregated by client or pooled into omnibus accounts;

(b)
Enter into such sub-accounting agreements as may be required by the Fiat Institution, and;

(c)
Initiate wire transfer requests from time to time for the withdrawal of Client funds from the Deposit Accounts, which requests are to be honored by the Fiat Institution for withdrawal of Client’s funds from such Deposit Accounts for distributions, investments, fees and other disbursements directed or agreed to by an Authorized Person. All applicable wire transfer fees shall be paid by the Client.

For the sub-account held for the benefit of Client, Anchorage will keep records to obtain pass-through FDIC coverage of up to the maximum coverage level of $250,000.00 per Client at a single Fiat Institution.

3.
Ownership and Intellectual Property Rights.

3.1.
Services and Documentation. As between the Parties and subject to Section 3.2 (Outputs of Services) and 3.3 (Client Data), Anchorage owns the Services, the Documentation, and all Intellectual Property Rights in the Services and the Documentation.

3.2.
Outputs of Services. Anchorage hereby grants Client a perpetual, royalty-free, non-transferable (except as provided in Section 12.10), non-sublicensable, (except to Affiliates of Client, Authorized Persons, Sponsor, and any Third Parties authorized by Client in accordance with Section 1.7), worldwide license to use, import, distribute, copy, reproduce, display, transmit, perform, excerpt, reformat, adapt, or otherwise modify and create derivative works of all output materials and results from use of the Services and documentation by Client, its Affiliates, Sponsor, or Authorized Persons, including any reports, graphics, data, specification, programs and all other materials or computer output (“Outputs”).

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

3.3.
Client Data. As between the Parties, Client owns all right, title and interest in and to Client Data, including all Intellectual Property Rights in Client Data. Client hereby grants Anchorage, and any of its Affiliates approved by Client in writing to provide Services, a perpetual, royalty-free, non-transferable (except as provided in this Section 3.3 or Section 12.10), non-sublicensable, worldwide license to disclose and use Client Data solely to (i) operate, manage, and improve the Services provided to Client, its Affiliates, Authorized Persons or applicable Third Parties pursuant to this Agreement; (ii) monitor, process and support Directions or as necessary to effect, administer, or enforce a transaction or directive that Client otherwise requests or authorizes, including to facilitate use of Services provided by Anchorage Affiliates; and (iii) comply with legal or regulatory obligations applicable to the Services including financial reporting and retention of related data. For clarity, Anchorage may not use Client Data for any other purpose without the express written consent of Client. Notwithstanding the foregoing, Anchorage may only disclose and use Client Data in a de-identified and anonymized form and in aggregation with data from Anchorage’s other clients. For purposes of this Agreement, Client Data is “de-identified” or “anonymized” only if all identifiers that directly or indirectly identify the source and subject of such data with Client have been removed, and it does not enable a Third Party to discern, decompile, recreate, or reverse engineer any particular trading strategy of Client.

3.4.
Feedback. From time to time, Client may submit or provide suggestions, requests for features, recommendations, or ideas to Anchorage (“Feedback”). By submitting Feedback, Client grants Anchorage a non-exclusive, worldwide, royalty-free, irrevocable, sub-licensable, perpetual license to use the Feedback, without consideration or compensation to Client or Authorized Persons, Affiliates, agents, partners, or personnel.

3.5.
Reservation of Rights. Except for the rights and licenses granted under this Agreement, each Party agrees that, subject to applicable Law, (a) nothing in this Agreement will be construed as granting any rights of a Party to the other Party, by license or otherwise, in or to any Confidential Information or Intellectual Property Rights of such Party or its Affiliates, and (b) all rights in and to the Intellectual Property Rights of such Party that are not expressly granted herein are reserved by such Party.

4.
Term and Termination.

4.1.
Term. This Agreement is effective as of the Effective Date and will continue in full force and effect for the Initial Term period in the Order Form, and will be automatically renewed for each successive Renewal Term specified in the Order Form (the Initial Term and each Renewal Term collectively referred to herein as the “Term”). Client may elect not to renew the Agreement by providing written notice of cancellation no less than thirty (30) days prior to the expiration of the current Term or unless sooner terminated as set forth in this Agreement. Anchorage may elect not to renew the Agreement by providing written notice of cancellation and non-renewal no less than one hundred eighty (180) days prior to the expiration of the current Term or unless sooner terminated as set forth in this Agreement.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

4.2.
Termination for Cause.

(a)
Unless specifically permitted herein, Anchorage shall not suspend, restrict, terminate or modify and shall continue to provide the Services, including, (i) the custody of Client’s Digital Assets on Client’s behalf, the processing of withdrawals, deposits, and the other Services, or (ii) access to the Technology Platform, in each case unless and until Anchorage provides 180 days’ (the “Notice Period”) prior written notice to Client describing in reasonable detail the suspension, restriction, termination or modification that Anchorage will implement or, solely with respect to the Transition Services, the end of the Transition Period; provided however, that if after the date of the Agreement, there occurs any change in or adoption of any applicable law, rule, or regulation which, in the reasonable opinion of counsel to Anchorage will prohibit or materially impede some or all of the arrangement contemplated by this Agreement (a “Change in Law”), the parties will, in good faith and acting in a commercially reasonable manner intended to produce a commercially reasonable result, agree on modifications to the Agreement or Services that would enable compliance with such Change in Law or, in the case of a material impediment, reduce the impact to the parties of such Change in Law and Anchorage shall continue to provide the Services as contemplated herein unless prohibited from doing so by the Change in Law. If the parties cannot agree on modifications within thirty (30) day’s following notice from Anchorage or if the Change in Law requires that Anchorage immediately ceases providing any Services, Anchorage may, only following notice in writing to Client, suspend, restrict or terminate the Services solely to the extent necessary to account for the Change in Law, provided that Anchorage agrees that any suspension, restriction, termination or modification arising from a Change in Law shall be narrowly tailored to enable compliance with such Change in Law and, to the extent not prohibited by the Change in Law, Anchorage will continue to provide, at a minimum, the Transition Services following any Change in Law. Anchorage represents, warrants and covenants that it will promptly notify Client of any proposed or announced change in law, rule or regulation that may result in a Change in Law hereunder.

(b)
Anchorage may terminate this Agreement in its entirety for any reason and without Cause by providing at least 180 days’ prior written notice to Client and Client may terminate this Agreement in whole or in part for any reason by providing at least thirty (30) days’ prior written notice to Anchorage, provided, however, in each case, Anchorage shall not restrict, suspend, or modify the Services following any termination without Cause or any termination by Client until the end of any such notice period and neither party’s termination of this Agreement shall be effective until Client and Anchorage have fully satisfied their obligations hereunder.

(c)
Regardless of any other provision of this Agreement, but subject to Section 4.2(c)(i) below, upon the occurrence and during the continuance of an event that constitutes Cause (as defined below) (unless, with respect to a non-continuing event that

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

constitutes Cause, Anchorage has already commenced exercising its rights under this Section or has otherwise notified Client that it will promptly do so, in each case while such event is continuing) and after giving effect to any notice requirement and cure period that may apply, Anchorage may, in its reasonable discretion, take any of the following actions: (i) terminate, in whole or in part, the Agreement, and/or (ii) suspend, restrict or terminate the Client’s Services, except for the Transition Services during the Transition Period.

“Cause” shall mean: (i) Client materially breaches any provision of this Agreement and such breach remains uncured for a period of thirty (30) calendar days after notice of such breach is provided by Anchorage to Client; or (ii) a Bankruptcy Event (as defined below) occurs and is continuing with respect to Client.

“Bankruptcy Event” means the party is (i) dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

4.3.
Effect of Termination Notice. Upon termination of this Agreement, Client will pay Anchorage all Fees, as provided in the Order Form, and documented expenses for Services rendered to Client through the effective date of termination of this Agreement.

4.4.
Obligations and Rights on Termination.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

(a)
Digital Assets. A Digital Asset will be deemed to have been returned to Client when: (i) a transfer of the Digital Asset initiated by Anchorage has received a reasonable number of confirmations on the relevant Blockchain; or (ii) via an alternative method mutually agreed upon in a prior writing between Anchorage and Client.

(b)
Confidential Information and Client Data. At the Disclosing Party’s written request, the Receiving Party will return or destroy any or all of the Disclosing Party’s Confidential Information. In addition, upon Client’s written request, Anchorage will return or destroy all Client Data. Notwithstanding the foregoing, either Party may retain a copies of Confidential Information and Client Data (i) for audit, legal, accounting or compliance purposes; (ii) if included within unstructured backup files or that technically cannot be deleted; (iii) pursuant to a bona fide and consistently applied document retention policy or regular backup of data storage systems; provided, further, that in either case, any Confidential Information so retained shall remain subject to the confidentiality obligations of this Agreement (iv) as licensed pursuant to Section 3.3; or (v) as may be required by applicable Laws, including requirements of the OCC, provided that Section 8 shall continue to apply to all such retained information, notwithstanding termination of this Agreement.

5.
Fees and Taxes.

5.1.
Fees.
(a)
Client will pay Anchorage the Fees for the Services as set forth in the Order Form, in any addendum or attachment to this Agreement, or as otherwise agreed in writing. Upon termination, Client shall be responsible for payment of any Fees accrued until the Client transfers all of Client’s assets out of Client’s Account, or until the assets are abandoned and forfeited.
(b)
Parties agree Fees for the Services as set forth in the Order Form may be amended from time to time through an amendment pursuant to Section 12.7 with a written request from the Client to Anchorage.
5.2.
Invoices; Payment Terms. Anchorage will submit invoices for the Services as set forth in the Order Form. Except as otherwise set forth in the Order Form, Client agrees to pay all undisputed invoices net forty-five (45) days following receipt. If Client reasonably disputes any portion of an invoice, Client agrees, within the foregoing 45-day period, to (i) pay the undisputed amounts; and (ii) provide a detailed explanation with all supporting documentation of the basis for its dispute. The first invoice will be sent after the end of the calendar month including the Fees Commencement Date, unless otherwise agreed in writing by the Parties.

5.3.
Taxes. The Fees do not include all taxes, assessments, duties, and other governmental and similar charges (“Taxes”) that may be assessed on Client or Client’s assets by governmental authorities, which are Client’s sole obligation to remit unless otherwise

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

mandated by law. Client shall be liable for all Taxes relating to any Digital Assets held on behalf of Client or any transaction related thereto. Client shall remit to Anchorage for the amount of any Tax that Anchorage is required under applicable Laws (whether by assessment or otherwise) to pay on behalf of, or in respect of activity in the Account of Client. In the event that Anchorage is required under applicable law to pay any Tax on behalf of Client, Anchorage shall promptly notify Client of the amount required and Client shall promptly transfer to Anchorage the amount necessary to pay the Tax.

6.
Representations and Warranties; Disclaimers.

6.1.
Mutual Representations and Warranties. Each Party represents, warrants, and covenants that: (i) it is a validly organized entity under the laws of the jurisdiction of its incorporation; (ii) it has all rights, power, and authority necessary to enter into this Agreement and perform its obligations hereunder; (iii) its performance of this Agreement, and the other Party’s exercise of its rights under this Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions or constitute a default under any agreement by which it is bound or any applicable Laws; (iv) it will comply with all applicable Laws in performing its obligations under this Agreement.

6.2.
Anchorage Representations and Warranties. Anchorage represents, warrants and covenants as of the Effective Date and each calendar day during the Term that: (i) the Services will conform to this Agreement; (ii) it is the owner of or is duly authorized to provide all Services; (iii) it has all rights necessary to grant all the rights and licenses that it purports to grant and perform all of its obligations under this Agreement; (iv) it is not aware of any claim that the Services, and the use thereof by any Authorized Person in accordance with this Agreement, infringe upon or otherwise violate any statutory, common law or other rights of any Third Party in or to any Intellectual Property Rights therein; and (v) as of the Effective Date, there is no pending, threatened, or anticipated claim, suit, or proceeding affecting or that could affect Anchorage’s ability to perform and fulfill its obligations under this Agreement.

In addition, Anchorage represents, warrants and covenants as of the Effective Date and each calendar day during the Term that:

(a)
Anchorage has adopted, implemented, and shall maintain and follow a reasonable risk- based sanctions compliance program (“Sanctions Program”) that complies with all applicable economic sanctions laws and regulations imposed by the United States (including as administered and/or enforced by the Office of Foreign Assets Control), the United Kingdom, the European Union, the United Nations and other applicable jurisdictions (collectively “Sanctions Laws”). That Sanctions Program prevents Digital Assets, deposits, withdrawals, transfers or transactions from being directly or indirectly derived from or associated with persons, entities or jurisdictions that are the target or subject of sanctions in violation of any Sanctions Laws

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

(b)
Anchorage has also adopted, implemented and shall maintain and follow an anti-money laundering program (“AML Program”) that complies with (i) all applicable laws and regulations relating to anti-money laundering, including the Bank Secrecy Act, as amended by the USA PATRIOT Act and the Anti-Money Laundering Act of 2020 (collectively “AML Laws”), and (ii) industry best practice. As part of its AML Program, Anchorage performs both initial and ongoing due diligence on each of its customers, as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts, as required by law. The above AML controls are applied to all transactions and asset transfers conducted by Anchorage, and to all customer accounts opened at Anchorage, including any opened by authorized participants of the Client or trading counterparties of the Client (collectively known as “Counterparty Accounts”) for the purpose of facilitating bitcoin or ethereum deposits to, and withdrawals from, the Client’s Account.
(c)
All fund movements, whether from a public blockchain address outside Anchorage or from an account within Anchorage, into Client's Account or a Counterparty’s Account at Anchorage will be sanctions screened, including with blockchain analytics software, to ensure that digital asset in kind transactions did not originate from persons, entities or jurisdictions that are the target or subject of sanctions, or associated with such persons, entities or jurisdictions, or otherwise in violation of any Sanctions Laws, prior to any onward transfer to the Client’s Account(s) at Anchorage.
(d)
In the event sanctions screening results in a digital asset in-kind transaction being suspected or determined to be in violation of any Sanctions Laws, Anchorage will (a) block or reject the deposit of such bitcoin or ethereum into Client's Account or the Counterparty Account, as applicable, in accordance with applicable Sanctions Laws, and (b) promptly inform the Client if any fund movement or attempted fund movement into Client's Account, including between a Counterparty Account at Anchorage and the Client’s Account(s) at Anchorage, involves the aforementioned. Furthermore, in the event of blocking, Anchorage will assess the need to segregate the assets and file a report on blocked property in accordance with applicable Sanctions Laws. Anchorage will inform the Client should it file such a report as legally permitted.
(e)
Anchorage also agrees to provide Client with (i) a quarterly report or attestation, as applicable, on the sanctions screening results of any fund movement between a Counterparty Account at Anchorage and the Client’s Account(s), after the end of the calendar quarter, and (ii) to the extent permitted by law, such information as it may reasonably request, to enable Client to fulfill its obligations under Sanctions Laws and AML Laws, including an annual attestation regarding Anchorage's AML Laws and Sanctions Laws controls. Client is permitted to share this report with service providers of the Client and authorized participants and trading counterparties.
(f)
Anchorage complies with all applicable Laws, including U.S. securities laws and regulations, as well as AML Laws, Sanctions Laws, banking laws, and any other laws and regulations to which it is subject.
(g)
It possesses and will maintain, all licenses, registrations, authorizations and approvals required by any applicable government agency or regulatory authority for it to

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

operate its business and provide the Services;
(h)
It is and shall remain in good standing with all relevant government agencies, departments, regulatory and supervisory bodies to the extent relevant and material to its performance hereunder, and it will, to the extent permitted under applicable law and by such relevant government agency, department, regulatory and supervisory body, promptly notify Client if it ceases to be in good standing with any regulatory authority;
(i)
It shall promptly provide information as the Client may reasonably request in writing from time to time in connection with its provision of the Services, to the extent reasonably necessary for the Client to comply with any applicable laws, rules, and regulations (including money laundering statutes, regulations and conventions of the United States or other jurisdictions), or the guidance or direction of, or request from, any regulatory authority or financial institution, in each case related to its performance hereunder and to the extent that providing such information is not prohibited by applicable law;
(j)
It has all rights necessary to provide Client with access to the Technology Platform and any other tech/data provided by Anchorage (the “Anchorage Tech”) as contemplated herein; and the intended use by Client of the Anchorage Tech as described in and in accordance with this Agreement shall not infringe, violate or misappropriate the intellectual property rights of any third party;
(k)
Anchorage and each Anchorage Affiliate has policies and procedures in place that are designed to mitigate conflicts of interest. Anchorage and each Anchorage Affiliate will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training. Anchorage will notify Client, on behalf of itself and each Anchorage Affiliate, in accordance with the notice provisions hereof of changes to its or such Affiliate’s business that are material to its or its Affiliate’s ability to manage its conflicts of interest.
(l)
Anchorage shall only permit the transfer of Digital Assets to Client's Account from, or withdraw assets from Client's Account to, a public wallet address on the Blockchain that Anchorage has onboarded through its AML Program and performed sanctions screening on, including with blockchain analytics software (such address, a "whitelisted address").

6.3.
Client Representations and Warranties. The Client represents, warrants and covenants as of the Effective Date and as of each Direction from Client provided hereunder that: (i) Client is and has been for the past five (5) years or since its formation, whichever is more recent, based on a reasonable investigation and analysis of such applicable Laws, in material compliance with all applicable Laws, including but not limited to those relating to anti- money laundering, Know-Your-Customer, customer identification and similar Laws; (ii) Client shall only use the Account(s) for the purpose of custody of Digital Assets by Client as beneficial owner, and under no circumstances shall Client use or cause Account(s) to receive third party payments; (iii) any Digital Assets or fiat currency deposited into any Account are not proceeds of a crime; and (iv) Client is not directly or indirectly owned or controlled by any person or entity (a) included on the Specially

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Designated Nationals and Blocked Persons or the Consolidated Sanctions List maintained by the Office of Foreign Assets Controls (“OFAC”) or similar list maintained by any government entity from time to time; or (b) located, organized, or resident in a country or territory that is the target of sanctions imposed by OFAC or any government entity.

6.4.
Anchorage Disclaimers. Except to the extent set forth in Sections 6.1 and 6.2 above, THE SERVICES ARE PROVIDED “AS IS” AND “AS AVAILABLE,” WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANCHORAGE EXPLICITLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, AND ANY WARRANTIES ARISING OUT OF THE COURSE OF DEALING OR USAGE OF TRADE.The Parties further acknowledge and agree that Anchorage has no obligation to inquire into, and shall not be liable for any damages or other liabilities or harm to any person or entity relating to: (i) (i) the authority of any Authorized Person to act on behalf of the Client with respect to a Digital Asset; (ii) the accuracy or completeness of any Client Data or information provided by Client or any Authorized Person with respect to a Digital Asset or Direction; or (iii) the collectability, insurability, effectiveness, marketability or suitability of any Digital Asset. Client additionally understands and agrees that Anchorage will follow the Directions from Client.

6.5.
Prohibition Against Nested Transactions. Client shall not permit any transactions and/or activities of a financial institution from passing through any of the Account(s). Client shall provide Anchorage with such assurances and/or confirmation regarding Client's compliance with the foregoing prohibition as Anchorage may require, at its sole discretion from time to time, within such time frames as Anchorage may require and in form and substance acceptable to Anchorage. Should Client become aware of the use of an Account by any other financial institution, directly or indirectly, Client will promptly cause such use and/or activity to immediately cease and shall promptly notify Anchorage, in writing, of such circumstances.

7.
Security Requirements; Personal Information.

7.1.
Security Requirements; Personal Information. Client and Anchorage hereby agree that the Data Processing Addendum provided in Schedule C shall apply to and is hereby incorporated into this Agreement. Client will comply with and cause Authorized Persons and its Representatives to comply with the terms and conditions set forth in the Data Processing Addendum.

7.2.
Breach Notifications. Anchorage agrees to use commercially reasonable efforts to notify Client of any Personal Data Breach involving Client Data within forty-eight (48) hours of becoming aware of the Personal Data Breach.

7.3.
Changes in Law. To the extent that applicable data protection Laws impose any additional

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

compliance obligations that are not sufficiently addressed in this Agreement, the Parties agree to enter into good faith discussions regarding amending this Agreement or taking such other steps as may be mutually agreed as reasonably necessary to achieve compliance with those applicable data protection Laws.

8.
Confidentiality.

8.1.
Use and Disclosure. The Parties acknowledge that, in the course of performance of this Agreement, it may be necessary for one Party (“Disclosing Party”) to disclose or permit access to Confidential Information to the other Party (“Receiving Party”) and its Representatives. Disclosing Party's disclosure of, or provision of access to, Confidential Information to Receiving Party’s Representatives is solely for the purposes agreed to under this Agreement.

8.2.
Confidential Treatment. Confidential Information disclosed to a Receiving Party will be held in confidence by the Receiving Party and not disclosed to others or used except as expressly permitted under this Agreement or as expressly authorized in writing by the Disclosing Party. Each Party will use the same degree of care to protect the other Party’s Confidential Information as it uses to protect its own information of like nature, but in no circumstances less than reasonable care. At the Disclosing Party’s written request, the Receiving Party will return or destroy any or all of the Disclosing Party’s Confidential Information. Notwithstanding the foregoing, either Party may retain copies of Confidential Information and Client Data (i) for audit, legal, accounting or compliance purposes; (ii) if included within unstructured backup files or that technically cannot be deleted; (iii) pursuant to a bona fide and consistently applied document retention policy or regular backup of data storage systems; provided, further, that in either case, any Confidential Information so retained shall remain subject to the confidentiality obligations of this Agreement (iv) as licensed pursuant to Section 3.3; or (iv) as may be required by applicable Laws, including requirements of the OCC.

8.3.
Allowances. Notwithstanding anything to the contrary in this Section 8, Confidential Information may be disclosed by a Receiving Party to its Representatives, service providers, including Vendors, and professional advisors who require it in connection with their duties in performing such Party’s obligations under this Agreement and who are bound by confidentiality obligations substantially similar to those of this Agreement and which would extend to the Disclosing Party's Confidential Information. If disclosure is compelled by law, pursuant to a duly authorized subpoena, court order, or government authority, unless otherwise prohibited by law, the Receiving Party shall provide the Disclosing Party with prompt written notice to permit the Disclosing Party to seek a protective order or other appropriate remedy protecting its Confidential Information from disclosure. If disclosure is required, the Receiving Party shall limit the disclosure of the Confidential Information to only the portions required to be disclosed. Notwithstanding the foregoing, Anchorage may disclose any Confidential Information of Client to the OCC, or that is requested from, or required or appropriate to be provided to,

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

any other state, federal, or international governmental or regulatory body with jurisdiction over Anchorage, without prior notice to Client. In addition, notwithstanding the foregoing, Anchorage may disclose the existence and terms of this Agreement in connection with an actual or prospective sale or transfer of Anchorage’s assets or stock.

8.4.
Exceptions. Except with respect to Personal Information, which will in all circumstances remain Confidential Information, obligations under this Section 8 will not apply to information which: (a) is or becomes available in the public domain without breach of this Agreement; (b) was lawfully received by the Receiving Party from a Third Party without confidentiality restrictions; (c) was known or legally in the possession of to the Receiving Party and its Representatives without confidentiality obligations prior to disclosure from the Disclosing Party; and (d) was independently developed by the Receiving Party without breach of this Agreement.

9.
Indemnification.

9.1.
Indemnification Obligation.
a)
Client shall defend and indemnify and hold harmless Anchorage, its affiliates, and their respective officers, directors, agents, employees and representatives from and against any and all Third Party Claims and Losses arising out of or relating to Client’s material breach of this Agreement, Client’s violation of any law, rule or regulation related to the performance of its obligations under this Agreement, or Client’s gross negligence, fraud or willful misconduct, in each case unless caused primarily by Anchorage's breach, negligence, willful misconduct, fraud, or failure to abide by the relevant standard of care as set forth in Section 10. This obligation will survive any termination of this Agreement as it relates to the Claims and Losses arising during the term of the Agreement or as it relates to activity during such term. Client shall not accept any settlement of any Claims or Losses if such settlement imposes any financial or non-financial liabilities, obligations or restrictions on, or requires an admission of guilt or wrong-doing from, any indemnified party pursuant to this Section 9.1(a), without such indemnified party’s prior written consent.
b)
Anchorage shall defend and indemnify and hold harmless Client, its affiliates, and their respective officers, directors, agents, employees and representatives from and against any and all Claims and Losses to the extent arising out of or relating to Anchorage’s: (i) any breach of Anchorage's confidentiality, data protection and/or information security obligations, (ii) violation of any law, rule or regulation with respect to the provision of the Services; (iii) the full amount of any Client Digital Assets lost (provided that clause (iii) will also include Claims and Losses that are direct damages to Client); (iv) gross negligence, fraud or willful misconduct; or (v) that Client’s access or use of the Services, in accordance with the terms and conditions of this Agreement violates, misappropriates, or infringes upon any third party intellectual and/or industrial property rights, including patent rights, copyrights, moral rights, trademarks, trade names, service marks, trade secrets, rights in inventions (including applications for, and registrations, extensions, renewals, and re-issuances of the foregoing), in each case as it relates to the Claims and Losses arising during the term of the Agreement or as it relates to activity during such term (including,

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

for the avoidance of doubt, any Transition Period). This obligation will survive any termination of this Agreement. Anchorage shall not accept any settlement of any Claims or Losses if such settlement imposes any financial or non-financial liabilities, obligations or restrictions on, or requires an admission of guilt or wrong-doing from, any indemnified party pursuant to this Section 9.1(b), without such indemnified party’s prior written consent.

9.2.
For the purposes of this Agreement:
(a)
“Claim” means any action, suit, litigation, demand, charge, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other governmental, regulatory or administrative body or any arbitrator or arbitration panel; and

(b)
“Losses” means any liabilities, damages, diminution in value, payments, obligations, losses, interest, costs and expenses, security or other remediation costs (including any regulatory investigation or third party subpoena costs, reasonable attorneys’ fees, court costs, expert witness fees, and other expenses relating to investigating or defending any Claim); fines, taxes, fees, restitution, or penalties imposed by any governmental, regulatory or administrative body, interest on and additions to tax with respect to, or resulting from, Taxes imposed on Client’s assets, cash, other property, or any income or gains derived therefrom; and judgments (at law or in equity) or awards of any nature.

10.
Liability.

10.1.
LIMITATION OF LIABILITY. EXCEPT FOR ANCHORAGE’S NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD, ANCHORAGE SHALL NOT BE LIABLE FOR ANY LOSSES, WHETHER IN CONTRACT, TORT OR OTHERWISE, INCURRED BY CLIENT, FOR ANY AMOUNT IN EXCESS OF THE GREATER OF $5,000,000 AND FEES PAID BY CLIENT IN THE TWELVE (12) MONTHS PRIOR TO WHEN THE LIABILITY ARISES. IN THE EVENT OF A LOSS OF SOME, OR ALL OF, A CLIENT’S DIGITAL ASSETS WHICH AROSE OUT OF ANCHORAGE’S NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD, ANCHORAGE SHALL IN THE CASE OF LOST DIGITAL ASSETS, RETURN TO CLIENT A QUANTITY OF DIGITAL ASSETS EQUAL TO THE QUANTITY OF SUCH LOST DIGITAL ASSETS.

10.2.
DAMAGES LIMITATION. IN NO EVENT WILL A PARTY BE LIABLE FOR (I) LOSSES WHICH ARISE FROM A PARTY’S COMPLIANCE WITH APPLICABLE LAWS, INCLUDING SANCTIONS LAW ADMINISTERED BY OFAC; OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS OR LOSS OF BUSINESS ARISING IN CONNECTION WITH THIS AGREEMENT. IN ADDITION TO THE FOREGOING, ANCHORAGE SHALL NOT BE LIABLE FOR ANY LOSSES WHICH ARISE AS A RESULT OF THE NON-RETURN OF DIGITAL ASSETS THAT CLIENT HAS DELEGATED TO ANCHORAGE OR A THIRD PARTY FOR ON-CHAIN SERVICES, SUCH AS

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

STAKING, VOTING, VESTING AND SIGNALING, UNLESS SUCH LOSSES OCCUR AS A RESULT OF ANCHORAGE’S NEGLIGENCE, FRAUD, OR INTENTIONAL MISCONDUCT.

FOR THE AVOIDANCE OF DOUBT, THE LIMITATION OF LIABILITY IN THIS SECTION 10 IS A SEPARATE LIMITATION OF LIABILITY AS TO EACH CLIENT AND SHALL NOT INCLUDE ANY AMOUNT PAID BY CLIENTS IN THE AGGREGATE.

11.
Dispute Resolution; Binding Arbitration.

11.1.
Initial Resolution; Mediation. In the event of any dispute, potential claim, question, or disagreement arising from or relating to this Agreement or the breach thereof (collectively, a “Dispute”), the aggrieved Party shall notify the other of the aggrieved Party’s intent to address and resolve the Dispute, and the specific terms of such Dispute. The Parties shall use their commercially reasonable efforts to promptly settle the Dispute. Such efforts will include, at a minimum, that executives of each Party consult, meet in person, and negotiate with each other in good faith. If the Parties do not resolve the Dispute pursuant to the foregoing paragraph within a period of 30 days following the aggrieved Party’s notice, then, upon notice by either Party to the other, the Parties agree to confidentially mediate the Dispute in good faith according to the American Arbitration Association (“AAA”) Commercial Mediation Procedures in Wilmington, Delaware or another location agreed to by the Parties. The Parties shall work in good faith with the mediator to attempt to complete the mediation within 30 days of such notice.

11.2.
Arbitration. If the parties do not resolve the Dispute pursuant to the foregoing paragraph, then, upon notice by either Party to the other, the Dispute shall be finally settled by binding arbitration administered by the AAA in accordance with the provisions of its rules applicable to commercial disputes. The arbitration shall be conducted on a confidential basis in Wilmington, Delaware or another location agreed to by the Parties. The arbitration shall be conducted before a single arbitrator experienced in contract, finance and technology law. Any decision or award shall be in writing and shall provide an explanation for all conclusions of law and fact. The arbitrator may award the prevailing Party on each claim or defense, if any, as determined by the arbitrator, some or all of its Costs, in the arbitrator’s sole discretion. “Costs” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, out-of-pocket expenses such as copying and telephone, witness fees, and reasonable attorneys’ fees.

No Party shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce any agreement to arbitrate shall

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

not constitute a waiver of any rights under this Agreement except to the extent stated herein.

11.3.
Exception for Protection of Confidential Information. The Parties each agree that the protection of Confidential Information is necessary and reasonable in order to protect the Disclosing Party and its business. The Parties each expressly agree that monetary damages would be inadequate to compensate the Disclosing Party for any breach of its Confidential Information. Accordingly, each Party agrees and acknowledges that any such violation or threatened violation would cause irreparable injury to the Disclosing Party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Disclosing Party shall be entitled to obtain injunctive relief against the threatened breach or continued breach by the Receiving Party, without the necessity of proving actual damages.

11.4.
Annual Certificate and Report. Upon Client’s written request, which shall occur no more than once per calendar year, Client shall be entitled to request that Anchorage provide a copy of its most recent Services Organization Controls (“SOC”) 1 report and SOC 2 report (together, the “SOC Reports”), and promptly deliver to Client a copy thereof. The SOC Reports shall not be dated more than one year prior to such request. Anchorage reserves the right to combine the SOC 1 and SOC 2 reports into a comprehensive report. In the event that Anchorage does not deliver a SOC 1 Report or SOC 2 Report, as applicable, Client shall be entitled to terminate this Agreement.

Upon Client’s written request, which request shall occur no more than once per calendar year, Anchorage shall deliver to Client a certificate signed by a duly authorized officer, which certificate shall certify that the representations and warranties of Anchorage contained in Section 11.4 of this Agreement are true and correct on and as of the date of such certificate and have been true and correct throughout the preceding year, but only to the extent that the representations and warranties of Anchorage contained in Section 11.4 are not expressly addressed in the SOC Reports.

11.5.
Enhanced Due Diligence. Upon ninety (90) days’ advance written notice by the Client, which shall occur no more than once per calendar year, Anchorage will respond to updated due diligence requests to update any initial information that Anchorage provided prior to execution of this Agreement. Pursuant to Section 1.4 of the Agreement, Client shall have access to Technology Platform which provides monthly statements that show transactions records, balances, and holdings of Client Digital Assets which can be viewed by the Client’s third-party accountants or consultants via the Technology Platform or Anchorage API as described in Section 2.3 of the Agreement.

12.
General Provisions.

12.1.
Independent Contractor. It is understood by the Parties that Anchorage is an independent contractor, and that this Agreement does not create or constitute a partnership, joint venture, or employment relationship between the Parties.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

12.2.
No Third Party Beneficiaries. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including, without limitation, any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as otherwise expressly provided for in this Agreement.

12.3.
[Reserved]

12.4.
Force Majeure. Neither Party will be liable to the other Party for the failure to perform or delay in the performance of its obligations under this Agreement to the extent such failure or delay is caused by or results from a Force Majeure Event. The affected Party will not be held liable by the other Party for such non-performance or delay as long as the fact of the occurrence of such Force Majeure Event is reasonably provable. In addition, Anchorage will not be liable to Client for any costs or expenses incurred by Client as a result of any Force Majeure Event. For the avoidance of doubt, a cybersecurity attack, hack, or other intrusion upon an Anchorage owned or controlled system, by a third party or by someone associated with Anchorage, is not a circumstance that is beyond Anchorage’s reasonable control, to the extent such cybersecurity attack, hack, or other intrusion is due to Anchorage’s failure to comply with its obligations under this Agreement.

12.5.
Notices. All notices required or permitted under this Agreement will be in writing and delivered by courier, mail, electronic mail, or within the Anchorage application (except for service of legal process which shall be by courier). A Party’s email addresses, or physical address may be changed from time to time by either Party by providing written notice to the other in the manner set forth above.

12.6.
Execution in Counterparts and by Electronic Means. This Agreement may be executed in counterparts and by electronic means and the Parties agree that such electronic means and delivery will have the same force and effect as delivery of an original document with original signatures.

12.7.
Entire Agreement; Amendment. This Agreement includes all exhibits, schedules, and attachments referenced herein, all of which are incorporated herein by this reference. This Agreement is the final, complete, and entire agreement of the Parties. There are no other promises or conditions in any other agreement, oral, or written. This Agreement supersedes and replace, as applicable, any prior promises, agreements, representations, undertakings, or implications whether made orally or in writing between the Parties related to the subject matter of this Agreement, including but not limited to, any prior Master Custody Services Agreements entered into between the Parties which shall be deemed terminated upon the execution of this Agreement. The Agreement may only be modified or amended in writing and signed by both Parties.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

12.8.
Remedies Cumulative. Each Party will have all of the rights and remedies provided by law in addition to the rights and remedies set forth in this Agreement and in any other agreement or writing between the Parties. All of a Party’s rights and remedies are cumulative and may be exercised from time to time, and the pursuit of one right or remedy will not constitute an exclusive election or otherwise preclude or limit its pursuit of any other or additional right or remedy.

12.9.
Severability. If any provision of this Agreement will be held to be invalid or unenforceable for any reason, the remaining provisions will continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provisions will be deemed to be written, construed and enforced as so limited.

12.10.
Assignment. No Party may assign any of its rights under this Agreement or delegate its performance under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld; except that a Party may assign its rights and delegate its performance under this Agreement to: (i) any entity that acquires all or substantially all of its assets; (ii) any Affiliate that controls, is controlled by, or is under common control with Anchorage; (iii) any successor in a merger, acquisition, or reorganization, including any judicial reorganization; and (iv) any successor in a merger, acquisition, or reorganization, including any judicial reorganization, in each case provided that, in the case of an Anchorage assignment, such assignee or delegate is a “qualified custodian” under applicable Laws. In the event any assignment under Section 12.10 (i) through (iv) occurs, Client may, at its sole discretion, terminate immediately with a written notice to the new entity assuming Anchorage’s rights and obligations under this Agreement.

12.11.
Use of Affiliates. Anchorage may use Anchorage Affiliates to provide certain Services as directed by Anchorage. Without limiting the generality of the foregoing, Anchorage hereby discloses that it is a subsidiary of Anchor Labs, Inc., which provides certain technology and administrative services to Anchorage in support of Anchorage’s provision of Services hereunder, pursuant to an Intercompany Services Agreement between Anchorage and Anchor Labs, Inc. Anchorage is, and will at all times be, responsible for the acts and omissions of its Affiliates, including Anchor Labs, Inc., and all provisions under this Agreement that are applicable to Anchorage will apply equally to its Affiliates, including Anchor Labs, Inc. For the avoidance of doubt, this section does not apply to Anchorage’s use of a Vendor, Fiat Institution, or other service provider.

12.12.
No Waiver of Contractual Right. The failure of either Party to enforce any provision of this Agreement will not be construed as a waiver or limitation of that Party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement. A waiver or consent given on one occasion is effective only in that instance and will not be construed as a bar to or waiver of any other right on any other occasion.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

12.13.
Governing Law.This Agreement will be governed by and construed exclusively in accordance with the laws of the State of New York, without regard to its conflicts of laws provisions or rules. Subject to Section 11, the Parties hereby agree to submit to the exclusive jurisdiction of any appropriate court located in New York, New York, as a forum for litigation. Each of the Parties hereto hereby waives all right to trial by jury in any lawsuit, action, proceeding or counterclaim arising out of this Agreement.

12.14.
Insurance. Anchorage shall obtain and maintain, at its sole expense, insurance coverage in such types and amounts that are compliant with the requirements of Schedule D to this Agreement.

12.15.
Survival. Any expiration or termination of this Agreement will not affect any accrued claims, rights or liabilities of Parties, and all provisions which must survive to fulfill their intended purposes, or by their nature are intended to survive such expiration or termination will survive, including Sections 2 - 12, and the Schedules.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SCHEDULE A – DEFINITIONS

“Account” means an account established in the name of, or for the benefit of a Client, in which the ownership of Digital Assets is recorded and to which Digital Assets are credited. Each Account is recorded separately on Anchorage's books and records and has one or more unique wallet addresses. An organization may have one or more Accounts, and an Account may have one or more Vaults. The Authorized Persons and Quorum requirements for each Account may differ from those of other Accounts.

“Acceptable Device” means a hardware device with software configuration set forth in Schedule B.

“Affiliate” means an entity controlling, controlled by or under common control with a Party.

“Affirmative Action” is defined as the Client’s written notification to Anchorage of Client’s intention: (i) to acquire and/or retain an Incidental Asset; or (ii) to abandon, with effect prior to the relevant Creation Time or Redemption Time, an Incidental Asset.

“Anchorage API” means the application programming interface, as such may be modified from time to time, made available by Anchorage as part of the Services.

“Annual Basis Points” refers to the annual rate for custody fees. Monthly Custody Fees are charged at the rate of one-twelfth of the listed annual rate.

“AUC” or “Assets Under Custody” means the average daily balance of Client Digital Assets in Anchorage’s custody each month, calculated after the conclusion of each month, where the average daily balance is determined by adding each daily balance and dividing the sum of the daily balances by the number of days in such month (or in the case of the first month, by the number of days in such month following the Fees Commencement Date). Daily balances are calculated in

U.S. Dollars by applying closing prices, as provided by CryptoCompare.com at the close of each day (UTC), or if unavailable, other reliable, reputable third party pricing sources, selected at Anchorage’s sole discretion, to the end of day holdings in the Account. If such source(s)’ closing prices for certain Digital Assets are unavailable, or Anchorage reasonably determines that such prices are unreliable due to low or inconsistent trading volumes, Anchorage may use fixed pricing for such Digital Assets, which will be determined in Anchorage’s reasonable sole discretion.

“Authenticated Instruction” means a Direction (i) regarding specific Digital Assets; (ii) to add or remove Authorized Persons; (iii) to generate or remove, or change permissions for, Anchorage API keys; or (iv) which is otherwise provided for by the Services; by (a) an Authorized Person that has received Quorum approval (where such Quorum approval is required) or (b) an authorized

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

application using an Anchorage API key (generated by an Authorized Person). Anchorage’s authentication processes and procedures will be determined by Anchorage in its sole discretion from time to time, and will include biometric authentication for each Authorized Person, which may include but are not limited to fingerprint, facial recognition, or voiceprint. Where the purpose of an Authenticated Instruction relates to Digital Assets, such an Authenticated Instruction is an Entitlement Order for purposes of the UCC.

“Authorized Person” means a person nominated by Client, or another party if so, contemplated by a Client Service Provider Agreement or Control Agreement, and thereafter approved by Anchorage pursuant to Section 2.1.

“Basis Point” means 1/100th of 1%.

“Blockchain” means software operating a distributed ledger which is maintained by a network of computers, and that records all transactions in a Digital Asset in theoretically unchangeable data packages known as blocks, each of which are timestamped to reference the previous block so that the blocks are linked in a chain that evidences the entire history of transactions in the Digital Asset.

“Client Data” means any or all of the following, and all copies thereof, regardless of the form or media: (i) Personal Information of Client or an Authorized Person; and (ii) any non-public data or information provided or submitted by or on behalf of Client or an Authorized Person as part of the Services.

“Confidential Information” means information and technical data, which is not generally known to the public, whether disclosed directly or indirectly, in writing, orally, or visually, that the Receiving Party knows or should know is confidential or proprietary. Examples of Confidential Information include, but are not limited to, a Party’s products, software, websites, apps, marketing plans and materials, business strategies, business methods, models, financial reports or projections, product plans and specifications, designs, processes, manuals, ideas, concepts, drawings, pricing, fees, operational plans, know-how, employee information, shareholder information, vendor information, customer information, and ownership or investor information.

“Digital Asset” means a digital representation of value that may function as a medium of exchange or medium for investment, and which is evidenced on, and can be electronically received and stored using distributed ledger technology. For the avoidance of doubt, Digital Assets held by Anchorage for the Client are “Financial Assets” for purposes of the UCC and are not assets of Anchorage.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

“Direction” means any directions, instructions or requests made by Client through the Services, including but not limited to Authenticated Instructions, through the Anchorage application made by Authorized Persons, or the Anchorage API, relating to the storage or transfer of Digital Assets.

“Documentation” means all Client manuals, training and marketing materials, guides, product descriptions, product specifications, technical manuals, supporting materials, and other information relating to the Services and provided by Anchorage to Client.

“Management Fee” shall mean service fee Client charges its own customers for trust or exchange-traded funds services.

“Fee” has the meaning provided in the Order Form.

“Fiat Services” means services related to the custody, management, and Directions related to fiat currencies owned by Client and held for Client’s benefit by Anchorage, including (i) holding Client’s fiat currency in an omnibus banking account held for the benefit of Anchorage’s clients, and (ii) transferring Client’s fiat currency as directed by Client, a Client Service Provider or other Client designee.

“Force Majeure Event” means an event occurring after the Effective Date caused by a circumstance beyond a Party’s reasonable control and that could not have been prevented or avoided by the exercise of due diligence, including, but not limited to natural catastrophes, fire, explosions, pandemic or local epidemic, war or other action by a state actor, public power outages, civil unrests and conflicts, labor strikes or extreme shortages, acts of terrorism or espionage, Domain Name System server issues outside a Party’s direct control, technology attacks (e.g., DoS, DDoS, MitM), cyberattack or malfunction on the blockchain network or protocol, or governmental action rendering performance illegal or impossible.

“Fork” means (i) that a Digital Asset network has been changed in a way that makes it incompatible with the unchanged version of the Digital Asset network, (ii) a material population of miners and/or users of the Digital Asset network accept the changes, and (iii) that the two resulting Digital Asset networks have not been merged together in a timely manner. A Fork may create two separate Digital Asset networks (each, a “Forked Network”), and may result in Anchorage holding an identical amount of Digital Assets associated with each Forked Network.

“Incidental Asset” is defined as any Digital Asset or other asset, and any right of Client to acquire any Digital Asset or other asset, that has arisen out of Client’s ownership of Digital Assets, whether through a Forked Network, airdrop or similar occurrence, without any action on the part of Client or its trustee or the Sponsor on its behalf..

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

“Intellectual Property Right(s)” means, with respect to any thing, material or work (hereinafter, a “Work”): any and all (i) worldwide copyrights, trademarks, trade secrets and any other intellectual property and proprietary rights and legal protections in and to such Work including but not limited to all rights under treaties and conventions and applications related to any of the foregoing; (ii) all patents, patent applications, registrations and rights to make applications and registrations for the foregoing; (iii) all goodwill associated with the foregoing; (iv) all renewals, extensions, reversions or restorations of all such rights; (v) all works based upon, derived from, or incorporating the Work; (vi) all income, royalties, damages, claims, and payments now or hereafter due or payable with respect thereto; (vii) all causes of action, either in law or in equity for past, present or future infringement based on the Work; (viii) rights corresponding to each of the foregoing throughout the world; and (ix) all the rights embraced or embodied therein, including but not limited to, the right to duplicate, reproduce, copy, distribute, publicly perform, display, license, adapt, prepare derivative works from the Work, together with all physical or tangible embodiments of the Work.

“Laws” means all United States federal, state and local laws, statutes, ordinances, regulations, rules, executive orders, circulars, opinions, agency guidance, interpretive letters and other official releases, request, or recommendation of or by any government, or any authority, department or agency thereof.

“Monthly Custody Fee” means (Annual Basis Points x AUC)/12 as calculated using the fee table in the Order Form.

“Monthly Minimum Fee” refers to the fees as agreed by Parties in the Order Form.

“Monthly NFT Custody Fee” means as provided in the Order Form or as agreed by Client in the Anchorage Technology Platform, provided that if there is any discrepancy between such Fees, the Fees stated in the Order Form shall govern.

“NFT“ or “Non-Fungible Token“ means a digital representation of value which is evidenced in a Blockchain and is used to certify authenticity and ownership of specific Digital Assets. For all purposes of this Agreement (except where specifically addressed), NFTs are included within the definition of “Digital Asset“ herein and are deemed a type of Digital Asset.

“NFT AUC” means the average daily balance of Client NFTs in Anchorage’s custody each month, calculated after the conclusion of each month, where the average daily balance is determined by adding each daily balance from the applicable month and dividing the sum of the daily balances by the number of days in such month (or in the case of the first month, by the number of days in such month following the Fees Commencement Date). Daily balances are calculated in U.S. Dollars based on the corresponding NFT collection floor price. NFT collection floor price means the lowest listed price of any NFT within a collection at a given time, as determined by Anchorage at its sole

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

discretion, provided that such floor price may be subject to change when a reliable, reputable third party pricing source, selected at Anchorage’s sole discretion, becomes available.

“On-Chain Services” has the meaning set forth in Section 2.4.

“One-Time Onboarding Fee” refers to the fees for establishing Client as an Anchorage customer, including KYC/AML processes; one in-person training session; Authorized Person onboarding; and remote training for up to ten (10) individuals. Credit, if any, may be applied to Client Fees only above the Monthly Minimum Fee, and will be applied fully each month until the credit has been fully expended within the Initial Term. Any remaining credit after the Initial Term shall be forfeited.

“Personal Data Breach” has the meaning provided for in the Data Processing Addendum.

“Personal Information” means any information relating to an identified or identifiable individual, such as name, postal address, email address, telephone number, date of birth, Social Security number (or its equivalent), driver’s license number, account number, personal identification number, health or medical information, fingerprint, voice print, or any other unique logical or biometric identifier specific to an individual, regardless of the media in which it is contained, that is: (i) disclosed to Anchorage, its Affiliates or Anchorage Representatives by Client or an Authorized Person in anticipation of, in connection with or incidental to the Services; (ii) processed at any time by Anchorage, an Anchorage Affiliate or Anchorage Representatives in connection with or incidental to the performance of its obligations under this Agreement; or (iii) derived by Anchorage, an Anchorage Affiliate or Anchorage Representatives from the information described in (i) and (ii) above.

“Private Key” means an alphanumeric string known only to the holder of a Digital Asset, which must be used to transact the Digital Asset represented by the corresponding Public Key.

“Public Key” means an alphanumeric string on a Blockchain that indicates ownership/possession of a specific amount of a Digital Asset by a specific network participant. The Public Key is visible to all participants in the Blockchain’s network.

“Quorum” means the minimum number of Authorized Persons required to approve a Direction which requires a quorum. Unless otherwise specified in an applicable Client Service Provider Agreement, Control Agreement, or instructions provided in connection therewith, (i) Client may designate the total number and the minimum number of Authorized Persons required to approve an Authenticated Instruction or other Direction so long as Client designates at least three (3) Authorized Persons, with at least two (2) required to approve any Direction.

“Representative” means any employees, officers, directors, representatives, contractors, and agents of a Party.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

“Services” means the services related to the custody and settlement of Digital Assets provided by Anchorage to Client under this Agreement (including any attachments, schedules, exhibits, or addendums), including the Technology Platform and Support Services. “Services” also includes Fiat Services or On-Chain Services if Anchorage has offered such services to Client, and Client has accepted such services. For the avoidance of doubt, “Services” expressly excludes the provision of legal, tax, brokerage, or investment advice or recommendations.

“Support Services” means services supporting the use of the Services, including access to Anchorage Representatives for support related to Account(s), training, etc.

“Technology Platform” means the technology platform and application provided by Anchorage and made available to Client to access the Services and Account(s), including the Anchorage API, and any changes, improvements, extensions thereto or other versions thereof in order to: (i) store Client’s Digital Assets and provide related services; (ii) handle Digital Assets according to Authenticated Instructions; and (iii) determine the eligibility of Digital Assets for storage and continued storage. The Technology Platform includes but is not limited to (i) algorithms, computer programs, concepts, ideas, inventions, machines, mask works, procedures, processes, rates, security codes, and works of authorship in all cases whether or not patentable or copyrightable, that are owned or in-licensed by Anchorage or that otherwise are or have been created, developed, owned, incorporated or generated, in whole or in part, by or on behalf of Anchorage for or into or in connection with features, functions, tools or services to be provided pursuant to this Agreement, (ii) all data and other information that are or can be collected, compiled, or derived by or on behalf of Anchorage from any usage by Client or any other person of any work, invention, or other subject matter referred to in the foregoing, and (iii) any work, invention, or other subject matter that constitutes or relates to a suggestion, enhancement, modification, improvement, upgrade, or update regarding, or that is otherwise based on or derived from or related to, any work, invention, or other subject matter referred to in this the foregoing.

“Third Party” means a person(s) or any legal entity that is not a Party, a Representative of a Party, or an Affiliate of a Party.

“UUC” or “Units Under Custody” means the average daily quantity of Client Digital Assets in Anchorage’s custody each month, calculated after the conclusion of each month, where the average daily quantity is determined by adding each daily quantity and dividing the sum of the daily quantity amounts by the number of days in such month (or in the case of the first month, by the number of days in such month following the Fees Commencement Date). The first invoice will be sent after the end of the calendar month including the Fees Commencement Date, unless otherwise agreed in writing by the Parties.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

“Vault” means a subdivision of an Account. Each Vault is held separately on Anchorage's books and records and may have one or more unique wallet addresses. The Authorized Persons and Quorum requirements for each Vault may differ from those of other Vaults.

“Vendor” means any Third Party retained by Anchorage or its Affiliates to provide technical or professional services used by Anchorage or its Affiliates to provide the Services to Client.

“Vesting Schedule” shall mean a schedule provided by the Token Issuer which determines when the Restricted Assets will become available for Client to withdraw from their Account or Vault.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SCHEDULE B

Technical and Equipment Specifications

1.
Acceptable Device.

As to each nominated Authorized Person, a unique iPhone with TouchID or FaceID is required for the Services and must meet the minimum iPhone model as required by Anchorage.

Note: The iPhone SE is specifically excluded from the list of compatible devices. Anchorage also reserves the right, upon notice to Client, to exclude new iPhone versions for a brief period as Anchorage deems necessary in its sole discretion (such as to ensure that the new software and/or device is operable with the Anchorage application and systems, is secure, and free from material bugs).

2.
Software Specifications.

As to each Acceptable Device of each nominated Authorized Person, the operating system must meet the minimum iOS version as required by Anchorage.

3.
Changes to Schedule B.

Anchorage may, in its sole discretion, amend the Acceptable Device and Software Specification requirements in this Schedule B for security or service purposes with 30 days prior written notice to Client. Upon amendment of any Acceptable Device and Software Specification requirements, as provided hereunder, Client will update and/or replace the Acceptable Device(s) as may be necessary, at its sole expense. Client understands and agrees that ongoing access to the Services will depend on compliance with Anchorage Acceptable Device and Software Specification requirements.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SCHEDULE C

Anchor Labs Data Processing Addendum

[***]

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SCHEDULE D

Insurance

[***]

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.